EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, made as of September 26, 1996, by and between MEDCO RESEARCH, INC. ("Medco"), a Delaware corporation with principal offices at 85 T.W. Alexander Drive, Research Triangle Park, NC 27709, and ROGER BLEVINS ("Blevins"), residing at 233 Markham Plantation, Apex, North Carolina 27502.

                  Blevins has been employed by Medco in various executive capacities since July 18, 1988, and is currently its President and Chief Operating Officer;

                  Blevins is presently an employee at will, and Medco and Blevins desire to formalize their relationship as employer and employee pursuant to a written employment agreement; and

                  From the date hereof through September 30, 1999, Blevins is willing to serve as Medco's President and Chief Operating Officer, and Medco is willing so to employ Blevins, upon the terms set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

                  1. Term. Subject to earlier termination of this Agreement as hereinafter provided, Medco hereby agrees to employ Blevins, and Blevins hereby agrees to serve Medco, as hereinafter set forth in Section 2, for the period commencing effective September 26, 1996 and terminating on September 30, 1999 (such period being herein referred to as the "Term").

                  2. Employment. Medco hereby employs Blevins to render exclusive and full-time services to Medco as its President and Chief Operating Officer, subject to the direction of Medco's Board of Directors, and in connection therewith to perform such duties as he shall be reasonably directed by the Board of Directors. Blevins hereby accepts such employment and agrees to devote his best efforts and his full and exclusive time, skill, labor and attention to the diligent and faithful performance of such services.

                  3.       Compensation.

                           3.1 As full  compensation  for all of the services to
be rendered by Blevins  under this  Agreement  and subject to the  provisions of
Section 5 below, Medco shall pay Blevins during the Term an annual base salary in an amount equal to Two Hundred Thirty Thousand ($230,000.00) Dollars, which shall be subject to annual merit adjustments as determined by the Compensation Committee of Medco's Board of Directors pursuant to the then prevailing terms and conditions of Medco's Management Bonus Objectives program, payable in accordance with Medco's prevailing payroll practices.

                           3.2 Blevins  shall be  eligible to receive  incentive
compensation of (a) no less than a rate of 35% of his annual base salary set forth above in Section 3.1 and (b) annual awards of stock options (in addition to the options awarded to Blevins pursuant to Section 3.3 below), in each case as determined by the Compensation Committee of Medco's Board of Directors pursuant to the then prevailing terms and conditions of Medco's Management Bonus Objectives program.

                           3.3 As an  inducement  to  Blevins to enter into this
Agreement Medco agrees to grant to Blevins as of the date of the commencement of the Term (the "Date of Grant") nonqualified stock options to purchase 120,000 shares of Medco's Common Stock at a price per share equal to the "fair market value", as such term is defined in Medco's 1989 Stock Option Plan, as amended (the "Plan"), of Medco's Common Stock on the Date of Grant, which shall vest and become exercisable on the third anniversary of the Date of Grant provided Blevins is employed as an executive officer of Medco on such Date; provided, however, that the vesting of 50% of said 120,000 options shall accelerate to the day immediately following the twentieth consecutive trading day on which the closing price of Medco's Common Stock as reported in The Wall Street Journal shall have exceeded $20 per share, and the vesting of the remaining 50% thereof shall accelerate to the day immediately following the twentieth consecutive trading day on which such closing price shall have exceeded $25 per share. Said options shall be subject to the terms and conditions of the Plan and the Stock Option Agreement under which the options are granted, the terms of each of which are incorporated herein by reference.

                           3.4  Blevins'  salary,   bonus  and  other  incentive
compensation shall be subject to deductions and withholdings as shall be required by applicable law and regulations.

                  4.  Benefits.  In addition to the  compensation  described  in
Section 3 hereof, during the Term Blevins, to the extent he is eligible, shall have the right to participate in any and all group life, hospital, medical and disability insurance plans, and in any severance, retirement, pension or death benefit plans (hereinafter such plans are collectively referred to as the "Company Benefit Plans") now or hereafter during the Term maintained by Medco and offered by Medco to its executive officers generally. Medco does not guarantee the adoption or continuation of any particular Company Benefit Plan during the Term, and Blevins' participation in any Company Benefit Plan shall be subject to the rules and regulations applicable thereto.

                  5. Vacation. Blevins shall be entitled to vacation during each full fiscal year of the Term, prorated for any partial fiscal year, pursuant to Medco's existing policy.

                  6. Expenses. Medco shall reimburse Blevins for the reasonable and necessary expenses actually incurred by him during the Term in the performance of his services hereunder, upon presentation by Blevins of appropriate documentation of such expenditures; provided, however, that the maximum amount available for such expenses during any period may be fixed in advance by Medco's Board of Directors.

                  7.       Termination.

                           7.1 This Agreement  shall terminate upon the death of
Blevins, in which event Medco shall pay Blevins' base salary through the last day of the pay period in which occurred his death, plus any unpaid bonus awarded to Blevins under Medco's MBO review program in respect of the fiscal year of Medco immediately preceding the year of Blevins' death, to whomever Blevins has previously designated or, in the event no such designation has been made, to his estate.
                           7.2  Medco  shall  have  the  right,  exercisable  by
written notice to Blevins which shall be effective as of the giving of such notice, to terminate this Agreement at any time for Cause. In the event of termination of this Agreement for Cause, (a) Medco shall pay to Blevins his base salary through the effective date of such termination and any unpaid bonus awarded to Blevins under Medco's MBO review program in respect of the fiscal year of Medco immediately preceding the year of such termination and (b) all outstanding Medco stock options, whether or not vested, awarded to Blevins shall terminate and be of no further force or effect and be forfeited by Blevins. The term "Cause", as used herein, shall mean Blevins' (a) conviction of a felony,
(b) conviction of any lesser crime or offense involving the property of Medco or any of its affiliates or subsidiaries, (c) continued failure to perform his duties hereunder after written notice, (d) willful misconduct or gross negligence in connection with the performance of his duties (e) breach of any of the material terms of this Agreement, or (f) conduct which would make his further employment by Medco prejudicial to its best interests which is continued after written notice thereof, in the case of clauses (c), (d), (e) and (f) as determined in good faith in the sole discretion of Medco's Board of Directors, whose determination shall be final and binding on Blevins if made by the affirmative vote of at least two-thirds of the number of directors then serving. In the event of termination of this Agreement for Cause arising under clause (e) above, Medco shall give Blevins at least 10 days after written notice of termination to cure the specified breach, if the same is capable of being fully cured.
                           7.3  Medco  shall  have  the  right,  exercisable  by
written notice to Blevins which shall be effective at the end of the pay period in which such notice is given, to terminate this Agreement prior to the expiration of the Term in the event of the incapacity of Blevins, in which event Medco shall pay to Blevins his base salary through the effective date of such termination plus any unpaid bonus awarded to Blevins under Medco's MBO review program in respect of the fiscal year of Medco immediately preceding the year of such termination. "Incapacity" shall mean Blevins' inability, regardless of the medical or other reason therefor, to perform the duties and obligations of his employment under this Agreement for any period of 90 consecutive days or for shorter periods aggregating 90 days during any period of 12 consecutive months.

                  8.       Covenants Not To Compete; Non-Solicitation;
                           Non-Disclosure.

                           8.1 Blevins  hereby agrees that,  during the Term, he
shall not participate or engage, directly or indirectly, and whether or not for compensation, individually or as an officer, director, shareholder, trustee, employee, consultant, advisor, partner, proprietor or otherwise, in any business or enterprise, or have an interest in any other commercial duties or pursuits whatsoever, except as Medco, acting through its Board of Directors, shall permit. Provided Blevins's capacity and ability to fulfill his duties and obligations to Medco under this Agreement are not prejudiced, interfered with, restricted or limited, nothing contained in this Section 8.1 shall be construed to prohibit Blevins during the Term from (a) making or maintaining personal investments which do not require more than his minimal personal services and (b) rendering to a reasonably limited extent personal services to civic or charitable organizations.

                           8.2 Blevins  hereby  agrees that,  for a period of 36
months after the termination or expiration of this Agreement, he shall not, directly or indirectly, individually or as an officer, director, shareholder, trustee, employee, consultant, advisor, partner, proprietor or otherwise, and whether or not for compensation, participate or engage in or provide any services to, or have any direct or indirect interest in, any business or enterprise which competes directly or indirectly with the business of Medco or its subsidiaries or affiliates as then conducted or as proposed to be conducted.

                           8.3 Blevins  hereby agrees that,  during the Term and
during a period of 36 months after the termination or expiration of this Agreement, he will not either directly or indirectly for himself or any third party, (a) solicit, induce or recruit, or cause the soliciting, inducement or recruitment of, any person in the employ of Medco, its subsidiaries or affiliates, or cause any person in such employ to terminate his employment, for the purpose of joining, associating or becoming employed by or providing any services to (1) any business or enterprises which competes directly or indirectly with the business of Medco or its subsidiaries or affiliates as then conducted or as proposed to be conducted or (2) any business or enterprise in which Blevins is an officer, director, shareholder, trustee, employee, consultant, advisor, partner, proprietor or otherwise, or directly or indirectly has any interest or to which he provides any services or (b) interfere with or harm the contractual or business relationships with any licensor, licensee or independent contractor of Medco or its subsidiaries or affiliates.

                           8.4  Except in the  course of  performing  his duties
hereunder during the Term, or thereafter with the express written consent of Medco acting through its Board of Directors, Blevins will not, at any time during the Term or after the expiration or termination of this Agreement, publish, disclose or otherwise reveal any Confidential Information (as such term is defined below) known by Blevins on the date hereof, or acquired by him thereafter as a consequence of or through his employment by Medco under this Agreement, all of which Information (a) he shall maintain in the strictest confidence and keep secret using at least the same degree of care as he uses for his personal confidential information, (b) retain in trust in a fiduciary capacity for the sole and absolute benefit of Medco, its successors and assigns, and (c) refrain from using or allowing to be used for his own benefit or for the benefit of any third party. The term "Confidential Information" as used herein shall mean all material information and knowledge of Medco not generally known or available to the public, including, without limitation, its research projects, data, protocols, designs and developments, processes, formulae, financial and personnel data, strategic and operating plans, projections, "know how," products, licenses and other contract rights, intellectual property and other business affairs; provided, however, that in the event disclosure of Confidential Information is requested (i) by governmental agencies under color of law or applicable regulation, (ii) pursuant to subpoena or other compulsory process, or (iii) otherwise as may be required by law, Blevins will to the extent lawfully possible give Medco at least five (5) days prior written notice before his disclosure and will provide Medco with copies of any responsive materials.

                           8.5  Blevins  hereby  agrees that all keys to Medco's
offices, Medco's credit cards, memoranda, notes, reports, manuals, business records, papers and documents (and all copies thereof) relating to the business or affairs of Medco or any of its subsidiaries or affiliates are and shall remain the property of Medco. Blevins agrees that he will deliver and surrender to Medco promptly upon the termination of his employment by Medco, or at any time Medco may so request, all of such items which then shall be in his possession or under his control.

                  9.       Remedies.

                           9.1 If  Blevins  commits a breach,  or  threatens  to
commit a breach, of any of the provisions of Section 8 hereof, Medco shall have the following rights and remedies:

                           (a) The right and  remedy to have the  provisions  of
this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Medco and that money damages will not provide an adequate remedy to Medco, and in connection therewith to obtain, without notice to Blevins and without the need to post any bond, a temporary restraining order, an injunction and any other equitable relief.

                           (b) The  right  and  remedy  to  require  Blevins  to
account for any pay over to Medco all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by him as the result of any transactions constituting a breach of any of the provisions of Section 8, and Blevins hereby agrees to account for and pay over such Benefits to Medco. Each of the foregoing rights and remedies shall be independent of the other and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Medco under law or in equity.

                           9.2  If  any  one,  or any  part,  of  the  covenants
contained in Section 8 is construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

                           9.3  If  any  one,  or any  part,  of  the  covenants
contained Section 8 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

                           9.4 The parties  hereto  intend to and hereby  confer
jurisdiction to enforce the covenants contained in Section 8 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect in the courts of any other states within the geographical scope of such covenants Medco's right to the relief provided in this Section 9 for breaches of such covenants in such other states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

                           9.5 In the  event  that  any  action,  suit or  other
proceeding in law or in equity is brought to enforce any one, or any part, of the covenants contained in Section 8 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of Medco, all expenses (including reasonable attorneys' fees) of Medco in such action, suit or other proceeding shall (on demand of Medco) be paid by Blevins.

         10.      Inventions and Patents.

                  10.1 Blevins hereby agrees that all processes, technologies and inventions ("Inventions), including without limitation new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him while he was employed by Medco prior to the Term or during the Term shall belong to Medco, provided that such Inventions grew out of Blevins work with Medco or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of Medco or any of its subsidiaries or affiliates or are conceived or made on Medco's time or with the use of Medco's facilities or materials. Blevins hereby agrees to: (a) promptly disclose each such Invention to Medco, (b) assign to Medco, without additional compensation, all patent and other rights to each such Invention for the United States and foreign countries, (c) give testimony in support of his inventorship and (d) sign all papers necessary to carry out the foregoing.

                  10.2 If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by Blevins within two years after the termination of his employment by Medco, Blevins hereby agrees that the Invention shall be deemed conceived or made during the period Blevins was employed by Medco and shall belong to Medco.

                  10.3 Blevins agrees that he will not claim any individual right, title or interest in or to any Invention based on it having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to Medco in writing prior to the date hereof.

                  11.      Notices.

                           11.1 All notices and consents  required or desired to
be given pursuant hereto shall be in writing and shall be deemed properly given if delivered to the addressee, in person, or if mailed, by registered or certified mail, return receipt requested, to Blevins at the address set forth at the head of this Agreement and to Medco, to the attention of the Chairman of the Board of Directors, at its address set forth at the head of this Agreement.

                           11.2 Any  address  specified  above may be changed by
notice given, as herein provided, by the party hereto whose address is being changed to the other party hereto.

                           11.3  Notices  delivered  in  person  shall be deemed
given on the date of delivery; and notices mailed shall be deemed given three days after the date of mailing.

                  12. Amendment; Waiver. This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by both parties hereto and approved by the Board of Directors of Medco acting by majority vote. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or any other provision, or of the right of such party thereafter to enforce each and every such provision or other provision in the event of a subsequent breach.

                  13. Agreement Binding Upon Successors. This Agreement is an agreement for the personal services of Blevins and it shall inure to the benefit of, and shall be binding upon Medco, its successors and assigns, and upon Blevins, his heirs, executors, administrators and legal representatives, and therefore the obligations of Blevins hereunder may not be assigned.

                  14. Choice of Law. It is the intention of the parties that the internal laws of North Carolina shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties for the parties.

                  15. Section Headings. Section heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  17. Indemnification. Medco agrees to indemnify Blevins for his actions on behalf of Medco in accordance with Medco's standard Indemnification Agreement for officers and directors.

                  18. Entire Agreement. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder or otherwise with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MEDCO RESEARCH, INC.                    ACCEPTED AND AGREED TO:



By:
         Richard C. Williams            Roger D. Blevins, Pharm.D.
         Chairman of the Board          President and COO